UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 14, 2025
LanzaTech Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40282	92-2018969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8045 Lamon Avenue, Suite 400 Skokie, Illinois	60077
(Address of principal executive offices)	(Zip Code)
(847) 324-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LNZA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	LNZAW	The Nasdaq Stock Market LLC

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01     Entry into a Material Definitive Agreement.
Loan Agreement
In recognition of the strong partnership between LanzaTech Global, Inc. (“LanzaTech”) and Brookfield Asset Management Inc. for project development under the Framework Agreement, dated October 2, 2022 (the “Framework Agreement”), between LanzaTech, Inc. (the “Company”) and BGTF LT Aggregator LP (an affiliate of Brookfield Management Inc., “Brookfield”), and the continued desire to co-develop and construct commercial production facilities that employ LanzaTech’s carbon capture and transformation technology, the parties entered into a Loan Agreement (the “Loan Agreement”), dated February 14, 2025, by and among LanzaTech, the Company, LanzaTechNZ Inc. (“LanzaTech NZ”) and Brookfield, which Loan Agreement terminated the Simple Agreement for Future Equity, dated October 2, 2022, among LanzaTech, LanzaTech NZ, the Company and Brookfield (the “SAFE”) and all rights and obligations thereunder.
Under the Loan Agreement and effective as of the termination of the SAFE, Brookfield was deemed to have loaned to LanzaTech and LanzaTech was deemed to have borrowed from Brookfield $60,030,750, representing the $50,000,000 initial amount under the SAFE plus accrued interest at a rate of 8% per annum, compounded annually from October 2, 2022 to and including February 14, 2025 (the “Loan”). The Loan will accrue interest at a rate of 8% per annum, compounded annually, from February 14, 2025 with an initial principal payment of $12,500,000 to Brookfield due on or prior to February 21, 2025. Any remaining outstanding principal amount of the Loan (the “Remaining Amount”), plus accrued interest will be repayable in cash upon the earlier of (i) October 3, 2027, (ii) the occurrence of certain change of control events or (iii) a breach of the Loan Agreement. In addition, for each $50,000,000 of aggregate equity funding required for qualifying projects acquired by Brookfield in accordance with the Framework Agreement, $5,000,000 of the Remaining Amount will be deemed to be repaid.
The Company and the Guarantor have provided a guarantee of LanzaTech’s obligations under the Loan Agreement. The Loan Agreement imposes various, customary restrictions on LanzaTech’s activities. LanzaTech may not, without Brookfield’s prior written consent, but subject to exceptions set forth in the Loan Agreement: (i) pay dividends, make repurchases of its equity or enter into similar transactions, (ii) sell, lease, or dispose of its, or its subsidiaries’ assets, other than in the ordinary course business (provided that transactions publicly announced prior to the date of the Loan Agreement are not subject to this restriction), (iii) incur, or cause its subsidiaries to incur, debt that is senior to the Loan and (iv) incur, or cause its subsidiaries to incur, certain liens. Brookfield will also be entitled to certain information and access rights and the right to appoint one observer to LanzaTech’s Board of Directors, subject to the provisions set forth in the Loan Agreement.
SAFE Termination Agreement
On February 14, 2025, and concurrently with execution of the Loan Agreement, LanzaTech, the Guarantor, the Company and Brookfield entered into a Termination Agreement (the “Termination Agreement”) to terminate the SAFE and all rights and obligations thereunder. Under certain circumstances in which the Loan Agreement or the initial payment by LanzaTech thereunder is invalidated, the SAFE will automatically be reinstated with respect to unpaid or returned amounts.
The Termination Agreement does not impact the Framework Agreement, which remains in full effect.
The descriptions of the Loan Agreement and the Termination Agreement are qualified in their entirety by references to the complete texts thereof, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.
Item 1.02    Termination of a Material Definitive Agreement.
The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the subheading “Termination Agreement” is incorporated by reference herein.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the subheading “Loan Agreement” is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Loan Agreement, dated as of February 14, 2025, by and among BGTF LT Aggregator LP, LanzaTech NZ, Inc., LanzaTech, Inc. and LanzaTech Global, Inc.
10.2	Termination Agreement, dated as of February 14, 2025, by and among BGTF LT Aggregator LP, LanzaTech NZ, Inc., LanzaTech, Inc. and LanzaTech Global, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 20, 2025

LANZATECH GLOBAL, INC.

By:	/s/ Joseph Blasko
Name:	Joseph Blasko
Title:	General Counsel and Corporate Secretary
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